Exhibit 99.1

Finjan Executives Phil Hartstein and Julie Mar-Spinola Recognized in the World’s Top IP Value Creators in Market-Leading Publication

EAST PALO ALTO, CA – 06/16/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that Finjan Holdings executives, Phil Hartstein, CEO and Julie Mar-Spinola, CIPO are named in the latest edition of the IAM Strategy 300 – The World’s Leading IP Strategists. The unique guide lists the individuals that in-depth research, undertaken by a team based in London, Washington DC and Hong Kong, has shown possess world-class skills in the development and roll-out of strategies that maximize the value of patents, copyright, trademarks and other IP rights.

The IAM research team spoke to a wide range of senior corporate IP managers in North America, Europe, and Asia, as well as third-party IP service providers, in order to identify these IP leaders: men and women whose business is the creation, development and deployment of strategies that enable IP owners to gain maximum value from their portfolios. Only those individuals nominated multiple times by different parties as outstanding IP strategists are listed in the IAM Strategy 300.

Not only does the publication feature world-class, third-party IP advisers, but it also includes individuals that work inside operating companies, which is a reflection of the growing importance that businesses across the world attach to having in-house IP value creation expertise, alongside the legal expertise that has traditionally characterized corporate IP functions. Notably, there is now an emerging group of senior IP business leaders that are not lawyers by training, but instead, have backgrounds in other disciplines.

The third-party service providers featured also have a wide range of professional backgrounds and areas of specialization, including brokering, defensive patent aggregation, finance, insurance, management consultancy, the law, licensing, mergers and acquisitions, tax and valuation. They are based in centers across the world. A number have been involved in IP-related transactions valued in the hundreds of millions, or even billions, of dollars; while others have advised clients on monetization strategies that have reaped eight, nine and 10-figure sums.

“IP helps to drive the 21st century economy, creating strong incentives to invest in the creation and roll-out of brands and all types of content, as well as the innovation process. This makes IP strategists more important than they have ever been before. Their ability to create significant value makes them indispensable, wherever in the world they operate,” says IAM editor Joff Wild. “Since it was launched, the IAM Strategy 300 has become the go-to guide for those seeking to find out who leads the way when it comes to IP strategy. We invest considerable time and effort into identifying the right candidates for inclusion and we salute all those who have made it into the final publication. For the work they do, they deserve this recognition.”

The IAM Strategy 300 is available in printed format and online at www.IAM300.com.

ABOUT IAM
(www.IAM-media.com) is produced in London by the IP Division of Globe Business Media Group and reports on intellectual property as a business asset. Its primary focus is on how intellectual property can be best managed and exploited to create corporate value. The publication’s core readership comprises senior executives in IP-owning companies, corporate counsel, private practice lawyers and attorneys, licensing and technology transfer managers, and investors and analysts. Further information from: Elisha Jadav, IP Division, London - ejadav@GlobeBMG.com

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
Finjan® is the registered trademark of Finjan Holdings, Inc.; other trademarks may be the registered trademark of others. The Finjan Companies’ patent portfolios are found at: Finjan, Inc. and Finjan Mobile, Inc.

All Finjan regulatory filings are available on the Securities and Exchange Commissions (SEC) website www.sec.gov, and can also be found at ir.finjan.com/all-sec-filings.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Finjan \ Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com